UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 28, 2007

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

12377 Merit Drive
Suite 1700, LB 82
Dallas, Texas	75251
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On April 2, 2007, EXCO Resources, Inc. (“EXCO”) filed a Form 8-K dated March 28, 2007 (“Original Form 8-K”). This Form 8-K/A Amendment No. 1 amends and restates Item 3.03 of the Original Form 8-K in its entirety to correct errors related to the calculation of the per share price necessary for EXCO to force the conversion of the 7% Preferred Stock.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On March 30, 2007, EXCO completed a private placement of an aggregate of $390 million of 7.0% Preferred Stock and $1.61 billion of Hybrid Preferred Stock (the “Private Placement”) to accredited investors.  In the Private Placement, EXCO issued and sold (a) an aggregate of 39,008 shares of 7.0% Preferred Stock and (b) an aggregate of 160,992 shares of Hybrid Preferred Stock pursuant to the Stock Purchase Agreement described under the heading “Preferred Stock Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K.  The purchase price for each share was $10,000 (which equals the liquidation preference per share on March 30, 2007).  The issuance and sale of the shares in the Private Placement was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

The $2.0 billion in cash proceeds from the Private Placement were used to make a $1.67 billion contribution to EXCO Partners, LP  to close the Acquisition, to repay $262.5 million of indebtedness at EXCO Partners, LP, and when combined with surplus cash to reduce EXCO’s outstanding revolving credit facility by $352.0 million and to pay offering expenses.

7.0% Preferred Stock

Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock

The Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock (the “Series A-1 7.0% Preferred Stock”) is convertible into EXCO’s common stock at a price of $19 per share, as may be adjusted in accordance with the terms of the Series A-1 7.0% Preferred Stock, and EXCO may force the conversion of the Series A-1 7.0% Preferred Stock at any time if EXCO’s common stock trades for 20 days within a period of 30 consecutive days at a price above 175% of the then effective conversion price ($33.25 per share at the current conversion price of $19 per share) at any time during the 24 months after issuance, above 150% of the then effective conversion price ($28.50 per share at the current conversion price of $19 per share) thereafter through the 48th month after issuance and above 125% of the then effective conversion price ($23.75 per share at the current conversion price of $19 per share) at any time thereafter.  Cash dividends will accrue at the rate of 7.0% per annum prior to March 30, 2013 and at the rate of 9.0% thereafter.  In lieu of paying cash dividends, EXCO may, under certain circumstances prior to March 30, 2013, pay such dividend at a rate of 9.0% per annum by adding the dividend to the liquidation preference of the shares of Series A-1 7.0% Preferred Stock.  Upon the occurrence of a change of control, holders of the Series A-1 7.0% Preferred Stock may require EXCO to repurchase their shares for cash at the liquidation preference plus accumulated dividends.  Holders of the Series A-1 7.0% Preferred Stock have the right to vote with the holders of common stock, the other holders of 7.0% Preferred Stock and, after the NYSE Shareholder Approval, the holders of Hybrid Preferred Stock, together as a single class, on all matters submitted to the shareholders of EXCO, except the election of directors and the NYSE Approval Proposal, on an as-converted basis.  Holders of the Series A-1 7.0% Preferred Stock, the Series B 7.0% Preferred Stock, the Series C 7.0% Preferred Stock and, after the NYSE Shareholder Approval, the Series A-1 Hybrid Preferred Stock have the right to separately elect up to four directors (the “Preferred Directors”), subject to the rights of the Series B 7.0% Preferred Stock and Series C 7.0% Preferred Stock to vote as separate classes to each elect one of such Preferred Directors.  In addition, upon the occurrence of specified defaults in the Statements of Designation for the 7.0% Preferred Stock and the Hybrid Preferred Stock, the holders of the 7.0% Preferred Stock and Hybrid Preferred Stock, voting together as a class, have the right to elect four additional directors (the “Default Directors”) until such default is cured.  The foregoing description is not complete and is qualified in its entirety by the Statement of Designation of Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock

The Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock (the “Series A-2 7.0% Preferred Stock”) has substantially the same rights as the Series A-1 7.0% Preferred Stock, except that holders of Series A-2 7.0% Preferred Stock do not have the right to elect directors (other than the Default Directors) and do not have registration rights under the 7.0% Registration Rights Agreement.  Shares of Series A-2 7.0% Preferred Stock automatically convert into shares of Series A-1 7.0% Preferred Stock when the holder thereof has provided EXCO with a certificate certifying that either no filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to such holder’s acquisition of the shares of Series A-1 7.0% Preferred Stock or the waiting period applicable to such holder under the HSR Act has expired.  The foregoing description is not complete and is qualified in its entirety by the Statement of Designation of Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock, which is filed herewith as Exhibit 3.2 and incorporated herein by reference.

Series B 7.0% Cumulative Convertible Perpetual Preferred Stock

The Series B 7.0% Cumulative Convertible Perpetual Preferred Stock (the “Series B 7.0% Preferred Stock”) was issued to Oaktree and has substantially the same rights as the Series A-1 7.0% Preferred Stock, except that the holders of Series B 7.0% Preferred Stock will have the right to designate one of the Preferred Directors and do not have registration rights under the 7.0% Registration Rights Agreement.  The Series B 7.0% Preferred Stock is convertible into Series A-1 7.0% Preferred Stock at any time at the election of the holder and will automatically convert into Series A-1 7.0% Preferred Stock when Oaktree ceases to own an aggregate of 10,000 shares of Series B 7.0% Preferred Stock and/or Hybrid Preferred Stock.  The foregoing description is not complete and is qualified in its entirety by the Statement of Designation of Series B 7.0% Cumulative Convertible Perpetual Preferred Stock, which is filed herewith as Exhibit 3.3 and incorporated herein by reference.

Series C 7.0% Cumulative Convertible Perpetual Preferred Stock

The Series C 7.0% Cumulative Convertible Perpetual Preferred Stock (the “Series C 7.0% Preferred Stock”) was issued to Ares and has substantially the same rights as the Series A-1 7.0% Preferred Stock, except that the holders of Series C 7.0% Preferred Stock will have the right to designate one of the Preferred Directors and do not have registration rights under the 7.0% Registration Rights Agreement.  The Series C 7.0% Preferred Stock is convertible into Series A-1 7.0% Preferred Stock at any time at the election of the holder and will automatically convert into Series A-1 7.0% Preferred Stock when Ares ceases to own an aggregate of 10,000 shares of Series C 7.0% Preferred Stock and/or Hybrid Preferred Stock.  The foregoing description is not complete and is qualified in its entirety by the Statement of Designation of Series C 7.0% Cumulative Convertible Perpetual Preferred Stock, which is filed herewith as Exhibit 3.4 and incorporated herein by reference.

Hybrid Preferred Stock

Initially the Hybrid Preferred Stock is not convertible into Common Stock.  If the NYSE Shareholder Approval is obtained in accordance with the rules and regulations of the NYSE, then the terms of the Series A-1 Hybrid Preferred Stock and the Series A-2 Hybrid Preferred Stock will transform into the same designations, preferences, limitations and relative voting rights as the Series A-1 7.0% Preferred Stock and the Series A-2 7.0% Preferred Stock, respectively, including the dividend rights and the right to convert into Common Stock.  EXCO has covenanted to obtain the NYSE Shareholder Approval under the Stock Purchase Agreement as described under the heading “Preferred Stock Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K.

Series A-1 Hybrid Preferred Stock

Prior to the NYSE Shareholder Approval,  Prior to the NYSE Shareholder Approval, dividends will accrue on the Series A-1 Hybrid Preferred Stock at a rate of 11.0% per annum and are payable in cash.  If the NYSE Shareholder Approval has not been obtained by September 26, 2007, the annual dividend rate will increase by 0.50% per quarter (up to a maximum rate of 18% per annum) until the NYSE Shareholder Approval has been obtained.  Prior to the earlier of September 26, 2007 and the date that the NYSE Shareholder Approval is obtained, the Series A-1 Hybrid Preferred Stock may be redeemed only with the consent of the holders of the Hybrid Preferred Stock at a redemption price equal to 100% of the liquidation preference plus accrued dividends.  After September 26, 2007 and prior to NYSE Shareholder Approval, the Series A-1 Hybrid Preferred Stock is redeemable at EXCO’s option at any time, and must be redeemed following the maturity of EXCO’s 7.0% Senior Notes due 2011, for cash at 125% of the liquidation premium plus accrued dividends.  Upon the occurrence of a change of control, holders of the Series A-1 Hybrid Preferred Stock may require EXCO to repurchase their shares for cash at 101% of the liquidation preference plus accrued dividends.  In addition, upon the occurrence of specified defaults in the Statements of Designation for the Hybrid Preferred Stock the holders of the 7.0% Preferred Stock and Hybrid Preferred Stock, voting together as a class, have the right to elect four Default Directors until such default is cured.  In addition, prior to the NYSE Shareholder Approval, the Series A-1 Hybrid Preferred Stock contains covenants restricting EXCO’s incurrence of additional indebtedness and requiring EXCO to repurchase the shares following certain asset dispositions.  The foregoing description is not complete and is qualified in its entirety by the Statement of Designation of Series A-1 Hybrid Preferred Stock, which is filed herewith as Exhibit 3.5 and incorporated herein by reference.

After the NYSE Shareholder Approval.  Following the NYSE Shareholder Approval, the Series A-1 Hybrid Preferred Stock will have the same designations, preferences, limitations and relative voting rights as the Series A-1 7.0% Preferred Stock, including the dividend rights and the right to convert into common stock

Series A-2 Hybrid Preferred Stock

The Series A-2 Hybrid Preferred Stock (the “Series A-2 Hybrid Preferred Stock”) has substantially the same rights as the Series A-1 Hybrid Preferred Stock, except that holders of Series A-2 Hybrid Preferred Stock do not have the right to elect directors other than the Default Directors and have no registration rights.  Shares of Series A-2 Hybrid Preferred Stock automatically convert into shares of Series A-1 Hybrid Preferred Stock when the holder thereof has provided EXCO with a certificate certifying that either no filing is required under the HSR Act with respect to such holder’s acquisition of the shares of Series A-1 Hybrid Preferred Stock or the waiting period applicable to such holder under the HSR Act has expired.  The foregoing description is not complete and is qualified in its entirety by the Statement of Designation of Series A-2 Hybrid Preferred Stock, which is filed herewith as Exhibit 3.6 and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

	By:	/s/ J. DOUGLAS RAMSEY
Date: April 2, 2007		J. Douglas Ramsey, Ph.D.
Vice President and Chief Financial Officer